Exhibit 21






                       TELOS CORPORATION AND SUBSIDIARIES

                                    Form 10-K



                            SCHEDULE OF SUBSIDIARIES


                   Telos Corporation, Santa Monica, California

                    Incorporated: California, April 11, 1969


                     Telos Field Engineering, Inc., Delaware

                    Incorporated: Delaware, February 25, 1994


                    Telos International Corporation, Delaware

                      Incorporated: Delaware, May 16, 1995












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